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                                                                   EXHIBIT 21.01
INTERLAND, INC.
EXHIBITS TO FORM 10-K

                             Listing of Subsidiaries


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
                                                           STATE (OR
                                                           JURISDICTION)                     PERCENTAGE
                                                           IN WHICH                          OWNERSHIP BY
NAME                                                       INCORPORATED                      REGISTRANT
----                                                       ------------                      ----------
CommuniTech.Net, Inc.                                      Missouri                              100%
DialTone, Inc.                                             Florida                               100%
INNERMOST, Inc.                                            Florida                               100%
Interland B.V                                              Netherlands                           100%
HostPro, Inc. (f/k/a Micron PC Web Services, Inc.)         Delaware                              100%
HostPro Acquisition Canada                                 Canada                                100%
Wazoo Web, Inc.                                            Georgia                               100%
MEI California, Inc.                                       California                            100%
Micron Electronics (H.K.) Limited                          Hong Kong                             100%
Micron Electronics Overseas Trading, Inc.                  Barbados                              100%
Micron Electronics International, Inc.                     Delaware                              100%
Micron Computer of Canada, Inc.                            Canada                                100%
Micron Electronics Asia-Pacific Holdings, Inc.             B.V.I                                 100%
Micron Electronics Asia-Pacific Operations, Inc.           B.V.I                                 100%
Micron Electronics Asia-Pacific Trading, Ltd.              Hong Kong                             100%
iNNERHOST Holdings, Inc.                                   B.V.I                                 100%
iNNERHOST de Mexico, S. DE R.L                             Mexico                                100%
iNNERHOST de Brazil, LTDA                                  Brazil                                100%
Trellix Corporation                                        Massachusetts                         100%
Hostcentric, Inc.                                          Delaware                              100%
Hostcentric Technologies, Inc.                             Delaware                              100%
Hostcentric GP, Inc.                                       Delaware                              100%
Hostcentric LP, Inc.                                       Delaware                              100%
Hostcentric Management Co. LP                              Texas                                 100%
Domain Names International LLC                             Delaware                              100%
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